Exhibit 99.1

KKR ALTERNATIVE ASSETS LLC	05/12/2026
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP ASSETS HOLDINGS II L.P.	05/12/2026
By: KKR Group Assets II GP LLC, its general partner
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP ASSETS II GP LLC	05/12/2026
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary